Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-135452) of Northeast Bancorp of our report dated June 20, 2006 relating to the financial statements of the Northeast Bancorp 401(k) Savings and Retirement Plan, which appears in this Form 11-K.

Portland, Maine	/s/ Baker Newman & Noyes Baker Newman & Noyes
July 5, 2006	Limited Liability Company